                                                                     EXHIBIT 4.2

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")
                                                              --------------
OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE LAWS.

                          COMMON STOCK PURCHASE WARRANT

               To Purchase ____________ Shares of Common Stock of
                                 VALICERT, INC.

THIS CERTIFIES that, for value received, _______________ (the "Holder"), is
                                                               ------
entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after November 14, 2001 (the "Initial Exercise Date") and on or prior to the earlier of (i) the close of
 ---------------------
business on November 14, 2006 or (ii) a Change of Control (as defined in Section
13) (the "Termination Date") but not thereafter, to subscribe for and purchase
          ----------------
from ValiCert, Inc., a corporation incorporated in the State of Delaware (the "Company"), up to ______________ shares (the "Warrant Shares") of Common Stock,
 -------                                      --------------
$0.001 par value per share, of the Company (the "Common Stock"). The per share
                                                 ------------
exercise price of Common Stock (the "Exercise Price") under this Warrant shall
                                     --------------
be equal to $3.49452, which is one hundred and twenty percent (120%) of the Purchase Price (as defined in the Purchase Agreement referenced below). The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. In the event of any conflict between the terms of this Warrant and the Common Stock Purchase Agreement dated as of November 14, 2001 pursuant to which this Warrant has been issued (the "Purchase Agreement"), the Warrant shall control. Capitalized terms
             ------------------
used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

     1.     Title to Warrant. Prior to the Termination Date and subject to
            ----------------
compliance with applicable laws, this Warrant and all rights hereunder are transferable, subject to Section 7 herein, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

     2.     Authorization of Shares. The Company covenants that all Warrant
            -----------------------
Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment in accordance with Section 3 hereof, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

     3.     Exercise of Warrant.

            (a) Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank, the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid.

            (b) Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise Form and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                                  X = Y (A-B)
                                      -------
                                         A

         Where    X  =     the number of shares of Common Stock to be issued to
                           the Holder

                  Y  =     the number of shares of Common Stock purchasable
                           under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                  A  =     the fair market value of one share of the Company's
                           Common Stock (at the date of such calculation)

                  B  =     Exercise Price (as adjusted to the date of such
                           calculation)

     For purposes of the above calculation, fair market value of one share of Common Stock shall be the VWAP on the day prior to the day which the
                               ----
     Warrant is exercised.

            (c) In the event of any exercise of the rights represented by this Warrant in compliance with this Section 3(a) or 3(b), the Company shall, or shall cause its transfer agent to, within two (2) Trading Days of the Company's receipt of the Exercise Price (in the event the Warrant is exercised pursuant to this Section 3(a)) and this Warrant (or an indemnification undertaking or other form of security reasonably satisfactory to the Company with respect to this Warrant in the case of its loss, theft or destruction) either (A) at the Holder's request, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled upon such exercise to the holder's or its designee's balance account with The Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission system, provided that (i) Transfer Agent is participating in DTC Fast Automated Securities Transfer Program, (ii) the Holder is eligible to receive shares through DTC, and (iii) the certificates for the Common Stock do not bear a legend thereon, or (B) issue and deliver to the address as specified in the Notice of Exercise Form, a certificate or certificates in such denominations as may be requested by the holder in the Notice of Exercise Form, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled upon such exercise. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

     4.     No Fractional Shares or Scrip. No fractional shares or scrip
            -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

     5.     Charges, Taxes and Expenses. Issuance of certificates for Warrant
            ---------------------------
Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for
                        -----------------
Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

     6.     Closing of Books. The Company will not close its stockholder books
            ----------------
or records in any manner which prevents the timely exercise of this Warrant.

     7.     Transfer, Division and Combination.
            ----------------------------------

            (a) Subject to compliance with any applicable securities laws, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A

     Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

            (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

            (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

            (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

     8.     No Rights as Stockholder until Exercise. This Warrant does not
            ---------------------------------------
entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price or by means of a cashless exercise, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

     9.     Loss, Theft, Destruction or Mutilation of Warrant. The Company
            -------------------------------------------------
covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

     10.    Saturdays, Sundays, Holidays, etc. If the last or appointed day for
            ---------------------------------
the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

     11.    Adjustments of Exercise Price and Number of Warrant Shares. The
            ----------------------------------------------------------
number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following: In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     12.    Notice of Adjustment. Whenever the number of Warrant Shares or
            --------------------
number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly, but in no event later than ten (10) days from the date of such adjustment, mail by registered or certified mail, return receipt requested, to the Holder notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

     13.    Notices of Corporate Action. In the event of:
            ---------------------------

            (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

            (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any Change of Control (defined below), or

            (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to the Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, Change of Control, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, Change of Control, dissolution, liquidation or winding-up and (iii) that in the event of a Change of Control, the Warrants are exercisable immediately prior to the consummation of such Change of Control. Such notice shall be delivered at least 15 days prior to the date therein specified. For the purposes of this Warrant, the term "Change of Control" shall mean (i) the
                                    -----------------
consolidation of the Company with or merger of the Company with or into any other person in which the Company is not the surviving corporation and after which persons who were not stockholders of the Company immediately prior to such merger or consolidation own immediately after such merger or consolidation 50% or more of the voting power of the outstanding securities of each of the continuing or surviving entity and any direct or indirect parent corporation of such continuing or surviving entity, (ii) the sale of all or substantially all of the assets of the Company to any other person, or (iii) any sale or transfer of any capital stock of the Company after the date of this Agreement, following which 50% of the combined voting power of the Company becomes beneficially owned by one person or group acting together. For purposes of this definition, "group" shall have the meaning as such term is used in Section 13(d)(1) under the Exchange Act.

     14.    Registration. The Company is obligated to register the Warrant
            ------------
Shares for resale under the Securities Act pursuant to the Registration Rights Agreement. The shares of Common Stock issuable upon exercise of this Warrant shall constitute Registrable Shares (as such term is defined in the Registration Rights Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Shares under the Registration Rights Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Shares.

     15.    Authorized Shares. The Company covenants that during the period the
            -----------------
Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed.

     The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

     Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

     16.    Miscellaneous.

            (a) Jurisdiction. This Warrant shall constitute a contract under the
                ------------
     laws of California, without regard to its conflict of law, principles or rules.

            (b) Restrictions. The Holder acknowledges that the Warrant Shares
                ------------
     acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

            (c) Notices. Any notice, request or other document required or
                -------
     permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

            (d) Limitation of Liability. No provision hereof, in the absence of
                -----------------------
     affirmative action by Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

            (e) Successors and Assigns. Subject to applicable securities laws,
                ----------------------
     this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

            (f) Amendment. This Warrant may be modified or amended or the
                ---------
     provisions hereof waived with the written consent of the Company and the Holder.

            (g) Severability. Wherever possible, each provision of this Warrant
                ------------
     shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

            (h) Headings. The headings used in this Warrant are for the
                --------
     convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.


Dated: November    , 2001                   VALICERT, INC.
                ---

                                            By:
                                                --------------------------------

                               NOTICE OF EXERCISE

To:      ValiCert, Inc.

     [_] The undersigned hereby elects to purchase ________ Warrant Shares (the "Common Stock"), of ValiCert, Inc., a Delaware corporation, pursuant to the
 ------------
terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

     [_] The undersigned, registered Holder of the Warrant delivered herewith, hereby irrevocably exercises such Warrant for, and purchases thereunder, shares of the Common Stock of ValiCert, Inc., a Delaware corporation, as provided below. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given in the Warrant. The portion of the Exercise Price (as defined in the Warrant) to be applied toward the purchase of Common Stock pursuant to this Notice of Exercise is $_______, thereby leaving a remaining Exercise Price (if any) equal to $________. Such exercise shall be pursuant to the cashless exercise provisions of Section 3 of the Warrant; therefore, Holder makes no payment with this Notice of Exercise. The number of shares to be issued pursuant to this exercise shall be determined by reference to the formula in
Section 3 of the Warrant which, by reference to Section 3, requires the use of the VWAP preceding the date of such election, which price is $___________________. To the extent the foregoing exercise is for less than the full Aggregate Price of the Warrant, a replacement Warrant representing the remainder of the Aggregate Price (and otherwise of like form, tenor and effect) shall be delivered to Holder along with the share certificate evidencing the Common Stock issued in response to this Notice of Exercise.

     Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:


                           -------------------------------

The Warrant Shares shall be delivered to the following:

                           -------------------------------

                           -------------------------------

                           -------------------------------

                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                  Date:
                                       -----------------------------------------

The execution to the foregoing Notice of Exercise must exactly correspond to the name of the Holder on the Warrant.

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)

     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is
------------------------------------------------------------

--------------------------------------------------------------------------------


-------------------------------------------------------------------------------.

                                                 Dated:                ,
                                                        ---------------  -------


                   Holder's Signature:
                                       -----------------------------------------

                   Holder's Address:
                                     -------------------------------------------



Signature Guaranteed:
                      ----------------------------------------------------------



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.